2012 Milestones

Selumetinib (AstraZeneca) **MEK / Cancer**	• Report complete results for double-blind, randomized Phase 2 trials: 1. **Selumetinib + docetaxel vs. docetaxel** (top-line results reported Sept. 2011) 2. **Selumetinib + DTIC vs. DTIC**
MEK162 (Novartis) **MEK / Cancer**	• Report Phase 2 trial in BRAF / NRAS mutant melanoma
ARRY-614 **p38 / Tie2 / MDS**	• Report Interim Phase 1 dose escalation trial in MDS with new formulation • Meet with FDA to discuss primary endpoints for registration trial
ARRY-520 **KSP / MM**	• Report Phase 2 ARRY-520 + dexamethasone combination trial in multiple myeloma • Report Interim Phase 1 ARRY-520 + Velcade combination trial in multiple myeloma
ARRY-797 **p38 / pain**	• Report top-line Phase 2 pain trial in osteoarthritis patients
ARRY-502 **CRTh2 / Asthma**	• Report top-line results for Phase 2 trial in 180 asthma patients
AMG-151 (Amgen) **Glucokinase / Type 2 Diabetes**	• Complete enrollment for Phase 2 trial in Type 2 diabetes patients
Milestones	• $20-30 million

ARRAY BIOPHARMA